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                                                                     EXHIBIT 5.2







                             JACOBSON & COLFIN, P.C.
                           156 Fifth Avenue, Suite 434
                            New York, New York 10010

                                  March 8, 2000

PACIFIC CART SERVICES, LTD.
2501 Lansdowne Avenue
Saskatoon, Saskatchewan
Canada, S7J 1H3

Attn: Mr. Robert Kinloch
      President, CEO

         Re:   Registration Statement on Form S-8
               ----------------------------------

Gentlemen:

            We refer to the offering (the "Offering") of 1,220,000 shares of common stock, $.001 par value (the "Common Stock") of Pacific Cart Services, Ltd., a Nevada corporation (the "Company") being registered on behalf of the Company, as described in the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission as subsequently amended from time to time (collectively, the "Registration Statement"):

            In furnishing our opinion, we have examined copies of the Registration Statement and the Exhibits thereto. We have conferred with officers of the Company and have examined the originals or certified, conformed or photostatic copies of such records of the Company, certificates of officers of the Company, certificates of public officials, and such other documents as we have deemed relevant and necessary under the circumstances as the basis of the opinion expressed herein. In all such examinations, we have assumed the authenticity of all documents submitted to me as originals or duplicate originals, the conformity to original documents of all document copies, the authenticity of the respective originals of such latter documents, and the correctness and completeness of such certificates. Finally, we have obtained from officers of the Company such assurances as we have considered necessary for the purposes of this opinion.

            Based upon and subject to the foregoing and such other matters of fact and questions of law as we have deemed relevant in the circumstances, and in reliance thereon, it is our opinion that, when and if (a) the Registration Statement shall be declared effective by the Securities and Exchange Commission, as the same may hereafter be amended; and (b) the Securities to be sold for the account of the Company shall have been sold as contemplated in the Registration Statement, then all of the Securities, upon execution and delivery of proper certificates therefor, will be duly authorized, validly issued and outstanding, fully paid and nonassessable.

            We hereby consent to the inclusion of this opinion in the Exhibits to the Registration Statement.

            We are members of the Bar of the State of New York and we do not express herein any opinion as to any matters governed by any law other than the law of the State of New York and the Federal laws of the United States.

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            This opinion is limited to the matters set forth herein, and may not be relied upon in any matter by any other person or used for any other purpose other than in connection with the corporate authority for the issuance of the Securities pursuant to and as contemplated by the Registration Statement.

                                           Very truly yours,

                                          /s/ Jacobson & Colfin, P.C.
                                          --------------------------------------
                                          JACOBSON & COLFIN, P.C.



c/f/pacific.s8

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